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                                                                     Exhibit 4.9

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                     WARRANT REGISTRATION RIGHTS AGREEMENT



                            FRENCH FRAGRANCES, INC.



                   ________________________________________


                       Warrants to Purchase Common Stock

                   ________________________________________


                         Dated as of January 23, 2001

                              ___________________



               CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH

                         FLEET CORPORATE FINANCE, INC.

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     This Registration Rights Agreement (this "Agreement") is made and entered
                                               ---------
into as of January 23, 2001, between French Fragrances, Inc., a Florida corporation (the "Issuer" or the "Company"), and Credit Suisse First Boston,
                  ------          -------
Cayman Islands Branch ("CSFB")  and Fleet Corporate Finance Inc. ("Fleet" and,
                        ----                                       -----
together with CSFB, the "Initial Holders").
                         ---------------

     This Agreement is made pursuant to the Warrant Agreement, dated as of January 23. 2001 (the "Warrant Agreement") by and between the Company and HSBC
                       -----------------
Bank USA, as initial warrant agent (the "Warrant Agent"), whereby the Company
                                         -------------
proposes to issue warrants (the "Warrants") to initially purchase up to 209,853
                                 --------
shares of Common Stock, par value $.01 per share (the "Common Stock"), of the
                                                       ------------
Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in connection with the commitment by CSFB and
               --------------
Fleet to purchase up to $160.0 million aggregate principal amount of Bridge Notes of the Company, pursuant to a Fee Letter dated November 21, 2000 by and between CSFB, Fleet and the Company. The Company shall issue 70% of the Warrants to CSFB and 30% of the Warrants to Fleet.

     The parties hereby agree as follows:

1.   DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act:  The Securities Act of 1933, as amended.
     ---

     Affiliate:  As defined in Rule 144.
     ---------

     Board of Directors:  The Board of Directors of the Person or any authorized
     ------------------
committee of the Board of Directors.

     Business Day:  Any day other than a Legal Holiday.
     ------------

     Commission:  The Securities and Exchange Commission.
     ----------

     Exchange Act:  The Securities Exchange Act of 1934, as amended.
     ------------

     Expiration Date: 5:00 p.m. New York City time on January 23, 2011.
     ---------------

     Holders:  As defined in Section 2 hereof.
     -------

     Legal Holiday:  A Saturday, a Sunday or a day on which banking institutions
     -------------
in the City of New York remain closed.

     Person:  Any individual, corporation, partnership, joint venture
     ------
association, joint stock Company, trust, unincorporated organization, limited liability corporation or government or other entity.
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     Prospectus:  The prospectus included in a Registration Statement at the
     ----------
time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments to such Registration Statement, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Registrable Securities:  The Warrants and the Warrant Shares, provided that
     ----------------------
a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

     Registration Statement:  Any registration statement of the Company relating
     ----------------------
to the registration for resale of Registrable Securities that is filed pursuant to the provisions of this Agreement, and including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Rule 144:  Rule 144 promulgated under the Act.
     --------

     Transfer Restricted Securities:  Each Registrable Security upon original
     ------------------------------
issuance thereof until the earlier to occur of (i) the date on which such Warrant or Warrant Share (other than any Warrant Share issued upon exercise of a Warrant in accordance with a Registration Statement) has been disposed of in accordance with a Registration Statement and (ii) the date on which such Warrant or Warrant Share (or the related Warrant) is distributed to the public pursuant to Rule 144 under the Act.

2.   HOLDERS

     A Person is deemed to be a holder of  Registrable Securities (each, a

"Holder") whenever such Person owns Registrable Securities of record or has
-------
provided evidence reasonably satisfactory to the Company that such Person has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

3.   DEMAND REGISTRATIONS

     (a) The Company covenants and agrees with each Holder that if on or after 90 days following the date hereof, the Company receives a written request from Holders of not less than 30% of the then outstanding Registrable Securities, then within 60 days after receipt of such notice (the 60th day after such notice, the "Filing Date") the Company shall use its reasonable best efforts to
             -----------
file a Registration Statement and cause such Registration Statement to become effective under the Act at the earliest possible date after such notice (such date, the "Effectiveness Date") with respect to the offering and sale or other
           ------------------
disposition of such Registrable Securities as such Holders desire to have covered by such Registration Statement. The Company shall use its reasonable best efforts to continuously maintain the effectiveness of such Registration Statement until the earlier of (i) 360 days after the Effectiveness Date or (ii) the consummation of the distribution by the Holders of all of the Registrable Securities covered by such Registration Statement (the "Effectiveness Period").
                                                        --------------------
If such Registration is an underwritten registration, and the managing underwriters thereof advise the Company in writing that in their

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opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration and (ii) second, other securities of the Company in a primary offering or requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares of Common Stock owned by each such holder.

     Notwithstanding anything in this Agreement to the contrary,

        (i) the Company shall not be required to effect more than one registration pursuant to this Section 3;

        (ii) if the intended method of distribution is an underwritten public offering, the Company shall not be required to effect such registration pursuant to this Section 3.1 unless such underwriting shall be conducted on a "firm commitment" basis; and

        (iii) any Holder whose Registrable Securities were to be included in any such registration, by written notice to the Company, may withdraw such request and, if upon receipt of such notice of the withdrawal of such request the Holders that have not elected to withdraw do not hold, in the aggregate, the requisite percentage of the Registrable Securities to initiate a request under this Section 3.1, then the Company shall not effect such registration and if the Holders of such Registrable Securities reimburse the Company for the out-of-pocket costs of such registration, such registration shall not be deemed effected for the purpose of clause (i) above.

Each notice to the Company requesting registration to be effected shall set forth (A) the number of Registrable Securities to be included; (B) the name of the Holders of such Registrable Securities and the amount to be sold; and (C) the proposed manner of sale. Within 10 days after receipt of such notice, the Company shall notify each Holder who is not a party to the written notice served on the Company (or the transferee(s) of such Holder) and offer to them the opportunity to include their Registrable Securities in such registration. A Registration Statement will not be deemed to comply with the terms hereof unless it is declared effective by the Commission and remains continuously effective for the Effectiveness Period (other than during any Black-Out Period).

        (b) Each Holder agrees, if requested by the managing underwriter or underwriters in an underwritten offering of securities of the Company, not to effect any public sale or distribution of Registrable Securities or of securities of the Company of the same class as any securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 180 day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters and provided that such period is no longer than the hold-back period agreed to by any other person in connection with such registration.

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     Notwithstanding the foregoing, (i) the Company's obligation to file a
Registration Statement pursuant to this Section 3 and (ii) following the date on which a Registration Statement pursuant to this Section 3 first becomes effective under the Act, the effectiveness of such Registration Statement may be suspended by the Company by prior written notice to the Holders for a period not to exceed 45 days in any 12-month period (each a "Black-Out Period") if (x) an
                                                  ----------------
event occurs and is continuing as a result of which the Registration Statement would, in the reasonable good faith judgment of the Company's Board of Directors, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (y)(1) the Company's Board of Directors reasonably determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company and its subsidiaries, taken as a whole, or (2) the disclosure otherwise relates to a previously undisclosed pending material business transaction, the disclosure of which would, in the reasonable good faith judgment of the Company's Board of Directors, impede the Company's ability to consummate such transaction.

4.      PIGGY-BACK REGISTRATION

        (a) Subject to the last sentence of Section 4(a) hereof, whenever the Company proposes to register any shares of Common Stock (or securities exercisable or exchangeable for or convertible into, or options to acquire, Common Stock) with the Commission under the Act and the registration form to be used may be used for the registration of the Registrable Securities other than on Forms S-8 or Form S-4 (a "Piggyback Registration"), the Company will give
                             ----------------------
written notice to the Holders, at least 30 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to subsection (b) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the effectiveness of the Company' notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 4 on the terms and conditions at least as favorable as those applicable to the registration of shares to be sold by the Company and by any other person selling under such Piggyback Registration.

        (b) The Company shall use all reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering pursuant to
Section 4 hereof, to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar class of securities of the Company or of such other security holders included therein. Notwithstanding any other provision of this Agreement, if the underwriter or the managing underwriter, as the case may be, of such underwritten offering shall inform the Company and the Holders, that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the success of the offering, then the Company will include in such registration only the amount of Registrable Securities and other securities that the underwriter or managing underwriter, as the case may be, has advised can be

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sold in (or during the time of) such offering without such adverse effect;
provided, however, that the Company shall include in such required registration:
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first, all of the securities initially proposed to be sold pursuant to such
-----
Registration Statement by the Company, second, if applicable, the securities
                                       ------
proposed by the Company to be sold for the account of a holder of securities who has made a demand for registration pursuant to a section of a registration rights agreement between such holder and the Company analogous to Section 4 hereof, and third, the amount of Registrable Securities and other securities
            -----
requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated pro rata among the selling Holders and other security holders of the Company on the basis of the number of Registrable Securities and other securities then held by such other security holders.

        (c) If any Piggyback Registration is an underwritten offering, the Company will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing .

        (d) Each Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 4 hereof agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Act (except as part of such underwritten registration), during the 10 day period prior to, and during the 180 day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters or underwriters and provided that such period is no longer than the hold-back period agreed to by any other person in connection with such Registration.

       The foregoing provisions shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any Registrable Securities held by such Holder and covered by a Registration Statement commencing on the date of sale of the Registrable Securities unless it has provided 45 days prior written notice of such sale or distribution to the underwriter or underwriters.

5.     REGISTRATION PROCEDURES

       In connection with the Registration Statement and any related Prospectus required by this Agreement, the Company shall effect such registration to permit the offering and sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

       (a) Prepare and file with the Commission as soon as practicable each such Registration Statement and cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that before requesting that any such Registration Statement be declared effective or before filing any post-effective amendments thereto or any supplements to the Prospectus (including documents that would be incorporated or deemed to be incorporated therein by reference, including such documents filed under the Securities Act that would be

                                       5
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incorporated therein by reference), the Company shall afford promptly to the
Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter or underwriters, if any, an opportunity to review copies of all such documents proposed to be filed a reasonable time prior to such time and the Company shall give reasonable consideration in good faith to any comments of such Holders, counsel and underwriters.

        (b) Prepare and file with the Commission as soon as practicable such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods prescribed hereby; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

        (c) Notify the Holders, their counsel and the managing underwriter or underwriters, if any, promptly, and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to (A) the suspension of the qualification or exemption from qualification of the Registration Statement or any of the Registrable Securities covered thereby for offer or sale in any jurisdiction, or (B) the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event, the existence of any condition or information becoming known to the Company that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) of the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate.

        (d) Use every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest practicable moment.

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

        (e) If requested by the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as is reasonably necessary to be included therein to comply with applicable law and
(ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

        (f) Furnish to each Holder who so requests and to counsel for the Holders and each managing underwriter, if any, without charge, upon request, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and of all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including exhibits incorporated by reference).

        (g) Deliver to each Holder, their counsel and each underwriter, if any, without charge, as many copies of each Prospectus (including each form of prospectus) and each amendment or supplement thereto as such Holders may reasonably request but only for so long as the Company is required to keep such registration statement effective; and, subject to the last paragraph of this
Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders and the underwriter or underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

        (h) Prior to any offering of Registrable Securities, cooperate with the Holders, the underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as may be required to permit the resale thereof by the Holders, or as the managing underwriter or underwriters reasonably request in writing; provided, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be effective hereunder and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the securities covered thereby; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) become subject to taxation in any jurisdiction where it is not then so subject.

        (i) Cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such
                                                         ---
Registrable Securities to be in such denominations and registered in such names as the managing

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

underwriter or underwriters, if any, or Holders may reasonably request at least two business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering.


        (j) Use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of the Registration Statement and the granting of such approvals.

        (k) Upon the occurrence of any event contemplated by Section 5(c)(iv) or 5(c)(v) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and, subject to Section 5(a) hereof, file such with the Commission so that, as thereafter delivered to the purchasers of Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will otherwise comply with law.

        (l) Prior to the effective date of a Registration Statement, (i) provide the registrar for the Registrable Securities with printed certificates for such securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities.

        (m) Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings by the Company and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or disposition of such Registrable Securities in any underwritten offering to be made of the Registrable Securities in accordance with this Agreement, and in such connection, (i) make such representations and warranties to the underwriter or underwriters, with respect to the business of the Company and the subsidiaries of the Company, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the Company to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain an opinion of counsel to the Company (which counsel shall be reasonably satisfactory to the managing underwriter or underwriters), addressed to the underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings with respect to secondary distributions and such other matters as may be reasonably requested by the underwriters; (iii) use its reasonable best efforts to obtain "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory in form, scope and substance to the managing underwriter or underwriters) from the independent certified public accountants of the Company and, to the extent reasonably practicable, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.


        (n) Make available for inspection upon reasonable written request by an authorized representative of the Holders being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney or accountant retained by such representative of the Holders or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and properties of the Company and the subsidiaries of the Company, and cause the officers, directors and employees of the Company and the subsidiaries of the Company to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information, shall be kept confidential by such Inspector and not used by such Inspector for any purpose other than in connection with such Inspector's review of the Registration Statement for such registration except to the extent (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, is required by law,
(iii) disclosure of such information is in the written opinion of counsel for any such Inspector (a copy of which is furnished to the Company), necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to or involving this Agreement or any of the transactions contemplated hereby or arising hereunder or (iv) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector; without limiting the foregoing, no such information shall be used by such Inspector as the basis for any market transactions in securities of the Company or the subsidiaries of the Company in violation of applicable law. Each selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or of any of its Affiliates unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the information deemed confidential.

        (o) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 50 days after the end of any 12-month period (or 100 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the relevant Registration Statement, which statements shall cover said 12-month periods.

        (p) Use its reasonable best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

        Each seller of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish promptly to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing to comply with the Securities Act and other applicable law. The Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the identity of a seller of Registrable Securities is to be disclosed in the Registration Statement, such seller shall be permitted to include all information regarding such seller as it shall reasonably request.

        (q) Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv) or 5(c)(v), such Holder will forthwith discontinue disposition of such Registrable Securities covered by the Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by the Company that the use of the
                               ------
applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto, and, if so directed by the Company, such Holder will (A) either (i) deliver to the Company, or (ii) destroy, all copies, other than permanent file copies, then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice, and (B) not use the facts of such Advice as the basis for any market transactions in securities of the Company or any of its Affiliates, unless and until such information is made generally available to the public. In the event the Company shall give any such notice, the period of time for which a Registration Statement is required hereunder to be effective shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or
(y) the Advice.

6.      REGISTRATION EXPENSES

        All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing Prospectuses (whether for sales, market-making or otherwise)), messenger and delivery services and telephone;
(iv) all fees and
disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the Warrant Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). Holders shall bear all costs of any such Registration Statement and offering with respect to any legal counsel, accountant, financial advisor or other person retained by the Holders in connection therewith, as well as any underwriter's discounts or commissions in connection with an underwritten offering.

        The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

7.      INDEMNIFICATION

        (a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to a Holder furnished in writing to the Company by such Holder.

        (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in Section 7(a) hereof, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Registrable Securities pursuant to a Registration Statement exceeds the amount paid by such Holder for such Registrable Securities.

        (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or Section 7(b) (the "indemnified party"), the indemnified party shall promptly notify the
           -----------------
person against whom such indemnity may be sought (the "indemnifying party") in
                                                       ------------------
writing, and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that, in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and Section 7(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Holders of a majority of the Registrable Securities, in the case of the parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent. Notwithstanding the foregoing, any such settlement may be effected by the indemnified party without the indemnifying party's written consent if the settlement is entered into more than 20 Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

        (d) To the extent that the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Registrable Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) hereof but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments.

        The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Registrable Securities pursuant to a Registration Statement exceeds the amount paid by such Holder for such Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective principal amount of Registrable Securities held by each Holder hereunder and not joint.

        (e) The Company agrees that the indemnity and contribution provisions of this Section 7 shall apply to the Initial Holders to the same extent, on the same conditions, as it applies to Holders.

8.      RULE 144 AND RULE 144A

        The Company agrees with each Holder, for so long as any Registrable Securities remain outstanding and during any period in which the Company is (i) not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated to such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Registrable Securities pursuant to Rule 144A, and (ii) subject to
Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Registrable Securities pursuant to Rule 144.

9.      MISCELLANEOUS

        (a)  Remedies.  The Company acknowledges and agrees that any failure by
             --------
the Company to comply with its obligations under Section 3 and Section 4 hereof may result in material irreparable injury to the Initial Holders or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Holders or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 3 and
Section 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)  No Inconsistent Agreements.  The Company will not, on or after the
             --------------------------
date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

        (c)  Amendments and Waivers.  The provisions of this Agreement may not
             ----------------------
be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of this
Section 9(c)(i), the Company has obtained the written consent of Holders of all outstanding Registrable Securities, and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Registrable Securities (excluding Registrable Securities held by the Company or its Affiliates); provided, however, that this Agreement may be amended without the consent of any Holder pursuant to Section 16 of the Warrant Agreement.

        (d)  Third Party Beneficiary.  The Holders shall be third party
             -----------------------
beneficiaries to the agreements granting rights to Holders made hereunder between the Company, on the one hand, and the Initial Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

        (e)  Notices.  All notices and other communications provided for or
             -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

             (i) if to a Holder, at the address set forth on the records of the Warrant Agent, with a copy to the Warrant Agent, and

                  With a copy to:

                  Credit Suisse First Boston Corporation
                  277 Park Avenue

                  New York, New York  10172
                  Telecopier No.: (212) 892-7272
                  Attention:  Richard Beaudoin

                  and with a copy to:

                  Latham & Watkins
                  885 Third Avenue
                  New York, New York  10122
                  Telecopier No.: (212) 751-4864
                  Attention:  Marc Jaffe, Esq.

        (ii)      if to the Company:

                  French Fragrances, Inc.
                  14100 N.W. 60th Avenue
                  Miami Lakes, Florida  33014
                  Telecopier No.:  (305) 818-8010
                  Attention:  Oscar Marina, Esq.

                  With a copy to:

                  Weil Gotshal & Manges
                  767 Fifth Avenue
                  New York, New York  10153
                  Telecopier No.: (212) 310-8007
                  Attention:  Rod Miller, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Warrant Agent at the address specified in Warrant Agreement.

     (f)  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Warrant Agreement. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

        (g)  Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one an d the same agreement.

        (h)  Headings.  The headings in this Agreement are for convenience of
             --------
reference only and shall not limit or otherwise affect the meaning hereof.

        (i)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
             -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

        (j)  Severability.  In the event that any one or more of the provisions
             ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k)  Entire Agreement.  This Agreement is intended by the parties as a
             ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        In WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                FRENCH FRAGRANCES, INC.



                                By: /s/ Oscar E. Marina
                                    ---------------------------------
                                Name:  Oscar E. Marina
                                Title: Senior Vice President, General
                                       Counsel and Secretary

CREDIT SUISSE FIRST BOSTON CAYMAN ISLANDS BRANCH


By: /s/ [ILLEGIBLE]
   --------------------------------------
Name:  [ILLEGIBLE]
Title:


By:  [ILLEGIBLE]
   --------------------------------------
Name:
Title:


FLEET CORPORATE FINANCE INC.


By:
   --------------------------------------
Name:
Title:

        In WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                FRENCH FRAGRANCES, INC.



                                By:
                                    ---------------------------------
                                Name:
                                Title:


CREDIT SUISSE FIRST BOSTON CAYMAN ISLANDS BRANCH



By:
   --------------------------------------
Name:
Title:


FLEET CORPORATE FINANCE INC.


By: /s/ [Illegible}
   --------------------------------------
Name:
Title: